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                             HUNT MANUFACTURING CO.

                          1994 NON-EMPLOYEE DIRECTORS'
                                STOCK OPTION PLAN


         1. Purpose

                  This 1994 Non-Employee Directors' Non-Qualified Stock Option Plan (the "Plan") is intended to provide a means whereby Hunt Manufacturing Co. (the "Company") through the grant to Non-Employee Directors (as defined in Section 3 herein) of non-qualified stock options ("Options") to purchase common shares of the Company, may attract and retain capable independent directors and motivate them to promote the best interests of the Company and Related Corporations.

                  For purposes of the Plan, a Related Corporation of the Company shall mean either a corporate subsidiary of the Company, as defined in section 424(f) of the Internal Revenue Code of 1986, as amended ("Code"), or the corporate parent of the Company, as defined in section 424(e) of the Code.

         2. Administration

                  The Plan shall be administered by the Company's Compensation Committee (the "Committee"), which shall consist of not less than two directors of the Company who shall be appointed by, and shall serve at the pleasure of, the Company's Board of Directors (the "Board"). Each member of such Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

                  The Committee shall have full authority, subject to the terms of the Plan, to interpret the Plan, but shall have no discretion with respect to the selection of Non-Employee Directors to receive Options, the number of shares subject to the Plan, setting the purchase price for shares subject to an Option at other than fair market value, the method or methods for determining the amount of Options to be granted to each Non-Employee Director, the timing of grants hereunder or with respect to any other matter which would cause this Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Subject to the foregoing, the Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders and all Non-Employee Directors (including former Non-Employee Directors), and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

                  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

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         3. Eligibility


                  The persons who shall be eligible to receive Options under the Plan shall be Non-Employee Directors, which term shall mean those directors of the Company who:

         (i) are not employees of the Company or any Related Corporation; and

         (ii) have not been employees of the Company or any Related Corporation during the immediately preceding 12-month period.


         4. Stock Subject to the Plan

                  Options may be granted under the Plan to purchase up to a maximum of 90,000 Common Shares, par value $.10 per share ("Common Shares" or "Shares"), subject to adjustment as provided in Section 7 herein. Shares issuable under the Plan may be authorized but unissued Shares or reacquired Shares, and the Company may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable.

                  If any Option granted under the Plan expires or otherwise terminates, in whole or in part, for any reason whatever (including, without limitation, a Non-Employee Director's surrender thereof) without having been exercised, the Shares subject to the unexercised portion of such Option shall continue to be available for the granting of Options under the Plan as fully as if such Shares had never been subject to an Option.

         5. Granting of Options

                  Subject to Section 9 herein, an Option to purchase 5,000 Shares (as adjusted pursuant to Section 7 herein) automatically shall be granted:

                  (i) On January 26, 1994 to each director who is a Non-Employee Director on such date; and

                  (ii) Upon the date a person who was not a Non-Employee Director on January 26, 1994 subsequently becomes a Non-Employee Director, whether by reason of his or her subsequent election by shareholders, appointment by the Board to be a director or, if applicable, the expiration of the 12-month period specified in Section 3(ii) herein with respect to a present or future director who had previously been an employee of the Company or any Related Corporation; provided, however, that if a Non-Employee Director who previously received a grant of Options ceases to be a Non-Employee Director but subsequently again becomes a Non-Employee Director, such person shall not be eligible to receive a second grant of Options under this Section 5.


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         6.       Terms and Conditions of Options

                  Options granted pursuant to the Plan shall be non-qualified Options not intended to qualify under section 422 of the Code and shall be subject to the following terms and conditions:

                  (a) Price. The exercise price shall be the greater of 100% of the fair market value of the optioned Shares, or the par value thereof, on the date the Option is granted. As used in the Plan, fair market value shall mean:
(i) if the principal market for the Shares is a registered securities exchange, the mean between the highest and lowest quoted selling prices of such Shares on such exchange on the date of grant, or, if there are no such reported sales on that date but there are sales on dates within a reasonable period both before and after the date of grant, the weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant, or (ii) if clause (i) above is inapplicable, such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

                  Where the fair market value of the optioned Shares is determined under clause (i) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant shall be weighted inversely by the respective numbers of trading days between the selling dates and the date of grant (i.e., the valuation date), in accordance with Treas. Reg.ss.20.2031-2(b)(1).
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                  (b) Term. Subject to earlier termination as provided in
Subsection (d) below and in Section 7 herein, the stated term of each Option shall be ten years from the date of grant.

                  (c) Exercise. Options shall be exercisable in five equal annual installments commencing one year after the date of grant. Except as otherwise provided in Subsections (d) and (e) below and Section 7 herein, Options shall only be exercisable by a Non-Employee Director while he or she remains a director of the Company. Any Option Shares, the right to the purchase which has accrued, may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of Shares to be purchased and accompanied by payment in full of the aggregate price for such Shares. Only full Shares shall be issued under the Plan, and any fractional Share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

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                  The Option price shall be payable in cash or its equivalent.

                  (d) Effect of Ceasing to be a Director. If a Non-Employee Director ceases to be a director of the Company for any reason, his or her then outstanding Option shall continue to mature in accordance with its terms (except that if such cessation is due to death, such then outstanding Option immediately shall accelerate and become exercisable in full), and shall remain outstanding and exercisable, but only for a period of one year following such cessation as a director or until the earlier expiration of the stated term of such Option or its earlier termination pursuant to Section 7 herein.

                  (e) Non-Transferability. No Option shall be assignable or transferable by a Non-Employee Director otherwise than by will or by the laws of descent and distribution, and during the lifetime of a Non-Employee Director, his or her Option shall be exercisable only by him or her or by his or her guardian or legal representative. If a Non-Employee Director is married at the time of exercise and if the Non-Employee Director so requests at the time of exercise, the certificate or certificates for the Option Shares shall be registered in the name of the Non-Employee Director and the Non-Employee Director's spouse, jointly, with right of survivorship.

                  (f) Rights as a Shareholder. A holder of an Option shall have no rights as a shareholder with respect to any Shares covered by such Option until the issuance of a stock certificate for such Shares to such holder.

                  (g) Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of Shares thereunder, or that action by the Company or by the Non-Employee Director should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Non-Employee Director or his or her legal representative or beneficiary may also be required to give satisfactory assurance that Shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such Shares may be legended accordingly.

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                  (h) Option Agreements. Options granted under the Plan shall be evidenced by a written document or documents (an "Option Agreement") in such form as the Committee shall, from time to time, approve, which Option Agreement shall contain such provisions, not inconsistent with the provisions of the Plan as the Committee shall deem advisable. Each Non-Employee Director shall enter into, and be bound by, an Option Agreement.


         7.       Capital Adjustments, Acceleration and Cancellation of Options

                  The number of Shares which may be issued under the Plan, as stated in Section 4 herein, and the number of Shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per Share under such outstanding Options), shall, subject to the provisions of section 424(a) of the Code, be adjusted proportionately to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

                  In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder, such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), and, provision is not made for the continuance and assumption of Options under the Plan, or the substitution for such Options of new Options to acquire securities or other property to be delivered in connection with the transaction, all unexercised Options shall accelerate and become fully exercisable, but all unexercised Options shall terminate on the day immediately prior to the consummation of such corporate transaction. The Committee shall give the holders of outstanding Options not less than ten days prior written notice of any such acceleration and termination pursuant to this Section 7, and such outstanding Options thereafter may be exercised in whole or in part up to and including the date of such termination or until their earlier stated expiration date or their earlier termination pursuant to Section 6(d) herein.

         8.       Amendment or Discontinuance of the Plan

                  The Board from time to time may suspend or discontinue the Plan or amend it in any respect whatsoever; provided, however, that an amendment to the Plan shall require shareholder approval (given in compliance with Rule 16b-3 under the Exchange Act) if such amendment would materially:

                  (i) increase the benefits accruing to Non-Employee Directors under the Plan;

                  (ii) increase the number of Shares which may be issued to Non-Employee Directors under the Plan other than as provided in Section 7 herein; or

                  (iii) modify the requirements as to eligibility to participate in the Plan.

                  Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder. Further, the provisions of the Plan establishing the directors eligible to receive Options under the Plan, the timing of the grants of such Options, the purchase price for Shares subject to Options, the number of Shares covered by each Option, the method or methods for determining the amount of Options to be granted to each Non-Employee Director, and any other provision of the Plan which, if amended more than once every six months, would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, shall not be amended more than once every six months.

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         9.       Effective Date and Duration

                  The Plan shall become effective on January 26, 1994, the date on which it was adopted by the Board; provided, however, that if the Plan is not approved by the shareholders of the Company in the manner required by Rule 16b-3 under the Exchange Act within one year after said date, the Plan and all Options granted hereunder shall be null and void.

                  Unless earlier terminated as provided in the Plan, the Plan shall terminate absolutely at 12:00 midnight on January 25, 2004, and no Options hereunder shall be granted thereafter. Nothing contained in this Section 9, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and then outstanding which by their terms extend beyond such date.


                  10.      Miscellaneous

                  (a) Governing Law. The operation of, and the rights of Non-Employee Directors under, the Plan, the Option Agreements and any Options granted hereunder shall be governed by applicable Federal law, and otherwise by the laws of the Commonwealth of Pennsylvania.

                  (b) Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided by the Option Agreement.

                  (c) Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

                  (d) No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon a Non-Employee Director to exercise such Option.